CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement (the "Agreement") is entered into as of the 15th day of August, 2001, between Peter I McCollum, an individual (hereinafter the "Contractor") and Aurora Wireless, Inc. (hereinafter "AWI").

HEREINAFTER, Contractor and AWI are referred to collectively as "Parties" and singularly as "Party"

Now, therefore, the parties hereto agree as follows:

 1. Scope of Contract: The Contractor agrees to perform for AWI, effective immediately, a consulting service consisting of managing and implementing ongoing IT services work performed for AWI clients (the "Services").

2. Term: This Agreement commences upon execution and shall remain in effect for the term of one (1) year, unless terminated earlier. At the end of each annual period, unless a party to this Agreement gives 30 day advance notification of cancellation, this Agreement shall renew for a successive one-year period. No Party may amend or change this Agreement without the consent of the other Party.

3. Compensation: Contractor shall be provided compensation equal to 80% of the actual hours of labor rendered on behalf of AWI clients and actually invoiced to such client ("Billable Services"). Contractor shall prepare billing information to include detailed accounts of all Billable Services and all materials used in performing the Billable Services. Contractor shall not be compensated for Services that are not Billable Services. Contractor shall not be eligible for compensation until all Accounts Payable have been paid. Prior to such payment of the Accounts Payable, Contractor agrees to perform such Billable Services as may be necessary to fully pay all such Accounts Payable.

4. Relationship Between Parties: The relationship between AWI and Contractor during the period of this Agreement shall be that of independent contractors. In performing the services under this Agreement, both Parties shall operate and have the status of independent contractors, Neither Party shall have the authority to enter into any contract binding the other Party, or create any obligations on the part of the other Party, except as may be specifically authorized by the other Party. Contractor will be responsible for determining the means and the methods for performing the services described in this Agreement.

5. Professional Responsibilities: Nothing in this Agreement shall be construed to interfere with or otherwise affect the rendering of services by the Parties in accordance with their independent and professional judgment. Both parties shall perform its services in a good and workmanlike manner and in accordance with generally accepted practices.

 6. Notices: Notices related to this Agreement shall be in writing, and shall be made by overnight delivery, or first class mail.

7. Disputes: Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled in the Court of Common Pleas, Chester County, Pennsylvania.

8. Headings: The subject headings of the paragraphs of this Agreement are included for convenience only, and shall not affect the construction or interpretation of any of the provisions of this Agreement.

9. Waiver: No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision hereof nor shall such waiver constitute a continuing waiver and no waiver shall be binding unless executed in writing by the party making the waiver. Neither party's continued performance under this Agreement following a breach hereof or default hereunder by the other party shall be deemed a waiver of such breach or default.

10. Parties In Interest: Neither party hereto may assign or transfer its duties or obligations under this agreement without the prior written consent of the other party hereto, which consent will not be unreasonably withheld. Nothing in this Agreement whether expressed or implied, is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns, any right or remedy under or by reason of this Agreement. All of the terms and provisions of this Agreement shall be binding upon, and inure to the benefit of, and be enforceable by the respective successors and permitted assigns of Contractor and AWI. There are no intended third party beneficiaries.

11. Attorneys' Fees, Expenses and Costs: Any reasonable attorneys fees and expenses reasonably incurred by either party in enforcing its rights under this Agreement against the other party in accordance with this Agreement shall be awarded to the prevailing party, and shall be paid by the defaulting party.

12. Severability: If any provision of this Agreement shall be declared invalid, by statute or otherwise, then such provision shall be deemed automatically adjusted to conform with the requirements for validity declared at that time and, as so adjusted, shall be deemed a provision of this Agreement as if originally included herein. In the event the provision invalidated cannot be so adjusted, the provision shall be deemed deleted from this Agreement as though the provision had never been included herein. In either case, the remaining provisions of this Agreement shall not be affected thereby.

13. Force Majeure: No party to this Agreement shall be liable for damages arising from a delay in performance, or a failure to perform caused by an accidents, fire, labor dispute, strike, riot, war, governmental regulation, acts of God or other causes over which the party has no control, or which the other party could not have been reasonably expected to avoid.

14. Execution by Counterparts: This Agreement maybe executed in counterparts, each copy of which, when executed and delivered shall be an original, but all of the copies shall together constitute one and the same instrument. Telecopier transmission of an executed counterpart to the remaining parties shall be sufficient to fully bind the parties whose signatures are set forth on the transmission of said counterpart.

15. Jurisdiction: It is agreed by the parties that this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

IN WITNESS THEREOF, the parties hereto have executed this Agreement on the day and year first above written.

   Peter J. McCallum                    Aurora Wireless, Inc.
Name: Peter J. McCallum                 Timothy W. Cunningham
Signature_______________                Signature_______________
Date 8/15/01                            Date 8/15/01